                         [DOCUMENT SCIENCES LETTERHEAD]


                                                                   EXHIBIT 10.28

September 30, 1998

Mr. Thomas Anthony
2 Rollingview Lane
Fallbrook, CA  92028


RE:  SEPARATION AGREEMENT AND RELEASE OF CLAIMS


Tom,

This letter agreement confirms the mutual understanding and agreement between you and Document Sciences Corporation (the "Company"), regarding your resignation as an officer and employee of the Company as follows:

Resignation. You have resigned from your position as Vice President - Sales, and any other title or position, and as an employee of the Company effective September 30, 1998 (the "Resignation Date").

Company Payments and Benefits.

(a) in consideration of the mutual promises and agreements described herein and as severance pay and in lieu of any other monies payable, the Company will pay you compensation in the amount of one month's salary (less applicable withholding for taxes), payable in a lump-sum cash payment on the effective date of this agreement. From and after the Resignation Date, you will not be entitled to accrual of any employee benefits, including but not limited to, vacation benefits or bonuses, and you will not participate in any executive incentive compensation or bonus plan, or any other officer or employee compensation plan.

(b) the Parties agree that the exercise of any stock options shall continue to be subject to the terms and conditions of the Company's Stock Option Plan and the applicable Stock Option Agreement between you and the Company.

(c) for a period of 18 months after the Resignation Date, or shorter if you terminate such arrangement in writing with the Director of Human Resources, you will be entitled to continue to receive 100% Company-paid health, dental and vision coverage as provided to you [and your dependents] immediately prior to the Resignation Date (the "Company-Paid Coverage").

Reimbursement of Expenses. The Company will reimburse you for all applicable business expenses incurred by you through September 30, 1998, in the course of performance of your duties for the Company, in accordance with the Company's expense reimbursement policies. Such expenses must be submitted within 30 days of the effective date of this agreement.

Confidential Information. You will continue to maintain the confidentiality of all confidential and proprietary information of the Company and will continue to comply with the terms of any proprietary information agreement, confidentiality agreement or similar agreement between you and the Company.

Return of Property. Within five days of the Resignation Date, you will return to the Company and physical or intellectual property of the Company or any property leased or rented by the Company in your possession. Per the terms of your agreement with Al Lynchosky and Chuck Harris, the Company has agreed to allow you to retain your computer.

Acknowledgment and Release of Claims. Except with respect to the express obligations of the Company as set forth in this Agreement, you agree that the foregoing consideration represents settlement in full of all outstanding obligations owed to you by the Company and that you will not seek any further compensation from the Company for any other claim, damage, cost or attorney's fees. The Company on one hand and you on the other hereby fully and forever release each other and each's respective heirs, family members, board members, executors, officers, directors, employees, shareholders, administrators, affiliates, divisions, subsidiaries, predecessor and successor corporations, and assigns, form, and agree not to sue concerning, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that either you or the Company may possess arising from any omissions, acts or facts that have occurred up to and including the effective date of this Agreement including, without limitation:

(a) any and all claims relating to or arising from your employment relationship with the Company and the termination of that relationship;

(b) any and all claims relating to, or arising from, your right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

(c) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; defamation; negligence; personal injury; assault; batter; invasion of privacy; false imprisonment; and conversion;

(d) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Fair Labor Standards Act, the California Fair Employment and Housing Act, and Labor Code section 201, et seq.;

(e) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

(f) any and all claims for attorney's fees and costs.

You agree that the release set forth in this section shall be and will remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement.

Acknowledgment of Waiver of Claims, including Claims Under ADEA. You acknowledge that you are waiving and releasing any rights you may have against the Company, including claims under the Age Discrimination in Employment Act ("ADEA"). [You and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the effective date of this agreement.] You acknowledge that the consideration given for this waiver and release is in addition to anything of value to which you are already entitled. You further acknowledge that you have been advised by this writing and understand and agree that:

(a) you are advised to consult with an attorney prior to executing this letter agreement;

(b) you have carefully read and fully understand this letter;

(c) you are, through this letter agreement, releasing the Company from any and all claims you may have against it;

(d) you knowingly and voluntarily agree to all of the terms set forth in this letter agreement;

(e) you knowingly and voluntarily intend to be legally bound by the provisions of this letter agreement;

(f) you have at least twenty-one (21) days within which to consider this letter agreement;

(g) you have a full seven (7) days following the execution of this letter agreement by the parties to revoke this letter agreement; and

(h) this letter agreement shall not be effective or enforceable until the revocation period has expired.

Civil Code Section 1542. You and the Company represent that the parties are not aware of any claim by either of them other than the claims that are released by this Agreement. You and the Company acknowledge that the parties have had the opportunity to consult legal counsel, have read, are familiar with, and understand the provisions of California Civil Code Section 1542, which provides as follows:

               A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

You and the Company, being aware of said code section, voluntarily agree to expressly waive any rights each may have thereunder, as well as under any other statute or common law principles of similar effect, including both known and unknown claims.

Publicity. The Company and you agree to use your respective best efforts to maintain in confidence the contents and terms of this Agreement.

Disparagement. The Company and you agree to refrain from any disparagement, criticism, defamation, slander of the other, or tortious interference with the contracts and relationships of the other.

No Admission of Liability. You understand and acknowledge that this Agreement constitutes a compromise and settlement of disputed claims. No action taken by you or the Company, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any claims heretofore made or (b) acknowledgment or admission by either party of any fault or liability whatsoever to the other party or to any third party.

Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this agreement shall continue in full force and effect without said provision.

No Oral Modification. This Agreement may only be amended in writing signed by you and a duly authorized officer of the Company.

Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

(a) They have read this Agreement;

(b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

(c) They understand the terms and consequences of this Agreement and of the releases it contains; and

(d) They are fully aware of the legal and binding effect of this Agreement.

Arbitration. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in San Diego County before the American Arbitration Association under its California Employment Dispute Resolution Rules, or by a judge to be mutually agreed upon. The Parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties agree that the prevailing party in any arbitration shall be awarded its reasonable attorney's fees and costs.

Other. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within this state.

This Agreement represents the entire understanding and agreement between the Company and you concerning your separation from the Company as an officer and employee, and supersedes and replaces any and all prior agreements and understandings concerning your employment relationship with the Company and your compensation by the Company.

You represent that you have carefully read and understand the scope and effect of the provisions of this Agreement, and that you have not relied upon any representations or statements made by the Company that are not specifically set forth herein. You acknowledge that you have had the opportunity to consult with legal counsel regarding the provisions of this Agreement and that you understand the terms and effect of this Agreement.

This Agreement shall be effective and enforceable seven (7) days after it has been signed by you and the Company.

If the foregoing correctly sets forth our understanding and agreement, please sign the duplicate enclosed copy of this letter Agreement in the space provided below, and return a fully signed copy to me.

Very truly yours,

Document Sciences Corporation




By: /s/ CHARLES R. HARRIS
   -------------------------------
        Charles R. Harris
        President & CEO



ACCEPTED AND AGREED TO
AS OF SEPTEMBER _______, 1998




----------------------------------
Thomas J. Anthony

Should you have any additional questions, please do not hesitate to contact me directly at (619) 643-5258.

Best Regards,

/s/ BILL DOWLER

Bill Dowler
Director, Human Resources